Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement ("Agreement") is made and entered into as of December ___, 2007, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, ("LENDER") and TECHNOLOGY RESEARCH CORPORATION ("BORROWER"), and amends and restates that certain Amended and Restated Loan Agreement dated December 22, 2005, as modified.

BORROWER requested LENDER to modify the $6,000,000.00 credit facility originally extended to Borrower and to TECHNOLOGY RESEARCH CORPORATION/HONDURAS, S.A. DE C.V. ("Honduras") and to eliminate Honduras as a co-borrower on the Loan (the "Loan").  LENDER agreed to so modify the Loan provided that the parties enter into this Agreement.

This Agreement shall govern the Loan which is now evidenced by a Promissory Note dated as of even date herewith from BORROWER in favor of LENDER in the stated principal amount of $6,000,000.00 ("Note").

Relying upon the representations, warranties, agreements, and covenants herein contained, LENDER is willing to modify the Loan upon the terms and subject to the conditions hereinbefore and hereinafter set forth:

1. REPRESENTATIONS AND WARRANTIES: Each BORROWER represents and warrants that:

a. Financial Condition:  All financial statements and all other information heretofore furnished to LENDER are true and correct in all material respects, and fairly reflect the financial condition of BORROWER as of the dates thereof.  The financial statements disclose all contingent liabilities of each and every type and nature of BORROWER.  The financial condition as stated in said financial statements has not changed materially or adversely since the dates of the financial statements.

b. Capacity and Standing:  The execution of this Agreement and Loan Documents, as that term is defined in the Note when executed, shall constitute the valid and binding obligations of BORROWER.

c. Violation of Other Agreements:  The execution of the Loan Documents and the performance by BORROWER of its obligations thereunder, do not and will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon BORROWER or give cause for the acceleration of any obligations of BORROWER.

d. Insurance:  BORROWER shall maintain adequate insurance coverage on its businesses and properties.

e. Authority:  BORROWER has received all required consents, authorizations, and approvals from and by any and all governmental bodies, commissions or agencies, state or federal, necessary to the making, validity, and enforceability of the Loan Documents.

f. Asset Ownership:  BORROWER has good title to all of the assets reflected on its financial statements. All such assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the balance sheets and financial statements or in any title work provided to LENDER.

g. Discharge of Liens and Taxes:  BORROWER has duly filed all tax returns required to be filed and has paid and discharged all taxes and assessments payable which have become due except to the extent that:  (i) such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained; and (ii) such items are not yet due and payable.

h. Regulation U:  None of the proceeds of the Loan shall be used directly or indirectly for the purpose of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

i. ERISA:  Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by BORROWER, if any, meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" (as defined by ERISA) has occurred with respect to any such plan.

2. AFFIRMATIVE COVENANTS:  Unless LENDER shall otherwise consent in writing, BORROWER covenants and agrees that from the date hereof and until satisfaction in full of each and every one of its obligations under the Loan Documents, that it shall:

a. Deposit Relationship:  Maintain its primary deposit relationship with LENDER.

b. Business Continuity:  Conduct its business in substantially the same manner and in substantially the same lines of business as such business is now and has heretofore been carried on and conducted.

c. Regulations and Properties:  Materially comply with all applicable statutes, laws and regulations, maintain its existence in good standing and maintain, preserve and keep its properties and assets in good repair, working order and condition.

d. Access to Books and Records:  After reasonable notice by LENDER, allow LENDER, or its agents, during normal business hours, to have access to books, records and such other documents as LENDER shall reasonably require, and allow LENDER to make copies thereof at LENDER'S expense.

e. Compliance with Other Agreements:  Comply with all covenants, terms and conditions contained in the Loan Documents.

3. NEGATIVE COVENANTS:  Unless LENDER shall otherwise consent in writing, BORROWER covenants and agrees that from the date hereof and until satisfaction in full of each and every one of its obligations under the Loan Documents, that it shall not:

a. Change in Fiscal Year End:  Change its fiscal year end.

b. Encumbrances/Debt:  Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets other than:  (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) or liens otherwise permitted by LENDER in writing or incur any additional debt.

c. Guarantees:  Guarantee or otherwise become responsible for the obligations of any other person or entity who is not a guarantor of the Loan.

d. Judgment Entered:  Permit the entry of any monetary judgment or the assessment against, the filing or any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.

e. Investments:  Shall not purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus.

f. Loans and Advances:  During any fiscal year, make loans or advances to any related person or related entity.

g. Limitation on Debt:  Directly or indirectly, create, assume or become liable for any debt, contingent or direct, other than obligations to LENDER or approved seller financing, other than purchase money debt.

4. FINANCIAL COVENANTS:

a. Annual Financial Statements:  Deliver to LENDER within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, all in reasonable detail.  The statements shall be audited by a certified public accountant selected by BORROWER and acceptable to LENDER.  Any qualification placed upon the audit may render the financial statement unacceptable to LENDER.

b. Periodic Financial Statements.  Deliver to LENDER within 45 days after the close of each fiscal quarter, management prepared financial statements reflecting its operations during such fiscal quarter, including without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, all in reasonable detail.  Said statements shall be certified to LENDER in writing as being true, correct, and complete by the chief financial officer of BORROWER.

c. Total Liabilities to Tangible Net Worth Ratio:  Shall at all times maintain an a consolidated basis a Total Liabilities to Tangible Net Worth Ratio, of not more that 1.00 to 1.00, measured quarterly.  For purposes of this computation, "Total Liabilities" shall mean all liabilities of Borrower including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with generally accepted accounting principles applied on a consistent basis.  "Tangible Net Worth" shall mean total assets minus total liabilities.  For purposes of this computation, the aggregate amount of any intangible assets including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, and any loans or advances to affiliates, officers or shareholders shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to LENDER on terms and conditions acceptable to Bank.

d. Fixed Charge Coverage Ratio:  Maintain on a consolidated basis, a minimum Fixed Charge Coverage Ratio of 1.50 to 1.00, measured quarterly, on a rolling four-quarter basis.  For purposes of this computation, "Fixed Charge Coverage Ratio" means the sum of after-tax income plus depreciation and amortization plus lease expense plus interest expense less dividends and non-cash income, divided by the sum of lease expense plus interest expense plus current maturities of long-term debt.

e. Accounts Receivable Aging:  Shall furnish to LENDER, within 120 days after the end of each fiscal year, a detailed and accurate listing and aging of all of BORROWER'S accounts receivable by total, as of the last day of the year, and a summary aging of accounts by customer and customer address, and a reconciliation statement.  Said aging shall also include the original date of invoice.

f. Inventory Reports:  Shall furnish to LENDER within 120 days after the end of each fiscal year, an inventory report showing individual values for raw materials, work-in-progress, goods, and finished products and any inventory obsolescence.

g. SEC Filing:  Shall furnish to LENDER within 10 days of filing, copies of all filings with the Securities and Exchange Commission, including but not limited to 10-Q and 10-K reports, in the same manner and time frame as required by the Securities and Exchange Commission.

h. Other Financial Information:  Deliver, promptly, such other information regarding its operation and business affairs and its financial condition which LENDER may reasonably request.  BORROWER shall at all times maintain books and records reflecting its financial condition including, but not limited to the operation of its businesses.

5. LETTERS OF CREDIT.  Upon the request of BORROWER, LENDER shall issue commercial Letters of Credit and standby Letters of Credit, provided, the aggregate amount available to be drawn under all commercial Letters of Credit plus the aggregate amount of unreimbursed drawings under all commercial Letters of Credit at any one time does not exceed $6,000,000.00, and the aggregate amount available to be drawn under all standby Letter of Credit plus the aggregate amount of unreimbursed drawings under all standby Letters of Credit at any one time does not exceed $6,000,000.00, and further provided, no commercial Letter of Credit shall expire more than 180 days after the date it is issued and no standby Letter of Credit shall expire more than 365 days after the date it is issued.  Notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the line of credit Promissory Note in the amount of $6,000,000.00, dated as of even date herewith) plus the aggregate amount available to be drawn under all Letters of Credit plus the aggregate amount of unreimbursed drawings under all Letters of Credit at any one time shall note exceed $6,000,000.00.  LENDER'S obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under the Note or the other Loan Documents, or in any case, if not sooner terminated, on September 30, 2008 unless renewed or extended by LENDER in writing upon such terms then satisfactory to LENDER.

6. LETTER OF CREDIT FEES.  BORROWER shall pay to LENDER, at such times as LENDER shall require, LENDER'S standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby Letters of Credit, an additional fee equal to 1.00% per annum on the face amount of each standby Letter of Credit, payable annually, in advance, for so long as such Letter of Credit is outstanding.

7. CONDITIONS PRECEDENT:  The obligations of LENDER to make the Loan and advances pursuant to this Agreement are subject to the following conditions precedent (unless the documents required have been previously privileged) as well as those set forth in any commitment letter or term sheet governing the Loans:

a. Resolution:  Certified copies of resolutions of BORROWER authorizing the execution, delivery and performance of the Loan Documents.

b. Charter Documents:  Receipt of a copy of the organizational documents of BORROWER.

c. Additional Documents:  Receipt by LENDER of such additional supporting documents as LENDER or its counsel may reasonably request.

d. Non-Default:  At the time of any borrowings hereunder, BORROWER shall be in compliance with the Loan Documents, and no event of default as specified in the Loan Documents or any event which upon notice or lapse of time or both would constitute such an event of default shall have occurred and be continuing at the time of such borrowing.

8. SECURITY:  The obligations of BORROWER pursuant to the Loan Documents are secured by all business (non-real estate) assets of BORROWER, including but not limited to 100% of the non-voting stock and 65% of the voting stock of TECHNOLOGY RESEARCH CORPORATION / HONDURAS, S.A. DE C.V.

a. Perfection:  LENDER'S security interest as above described must be properly perfected, and BORROWER agrees to execute all documents necessary to effectuate such perfection, including but not limited to financing statements and to reimburse LENDER for all expenses incurred in the perfection of such security interest.

9. EVENTS OF DEFAULT:  The occurrence of any breach of any representation, warranty or covenant contained herein shall, in addition to the events of default in the Note, and all of the other Loan Documents, constitute an event of default hereunder.

10. REMEDIES UPON DEFAULT:  In the event of the occurrence of any events of default, then LENDER may at any time thereafter, at its option, shall have all the remedies afforded to it pursuant to the Note and all of the other Loan Documents.

11. MISCELLANEOUS PROVISIONS:

a. Indirect Means:  Any act which BORROWER is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

b. Non-Impairment:  If any one or more provisions contained in the Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Loan Documents, shall not in any way be affected or impaired thereby and the Loan Documents shall otherwise remain in full force and effect.

c. Applicable Law:  The Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

d. Waiver:  Neither the failure nor any delay on the part of LENDER in exercising any right, power, or privilege granted pursuant to the Loan Documents, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

e. Modification:  No modification, amendment, or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by LENDER, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by LENDER.

f. Stamps and Fees:  BORROWER shall pay all federal or state stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of the Loan Documents; whether they be payable upon execution or recurring from time to time, and BORROWER agrees to indemnify and hold LENDER harmless against any and all liability in respect therefor.

g. Attorney's Fees:  In connection with any litigation or arbitration pertaining to this Agreement the prevailing party shall be entitled to recover from the non-prevailing party all of the prevailing party's reasonable fees and costs, including without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

h. Interest:  Notwithstanding anything contained in the Loan Documents to the contrary, if for any reason the effective rate of interest on any advances shall exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by LENDER as a credit against the unpaid principal amount due thereunder.

i. Assignment:  This Agreement shall be binding upon the parties and their respective successors and assigns however, nothing contained herein shall be construed as allowing BORROWER the right to assign its obligations under the Loan Documents.  LENDER'S interest in the Loan Documents, the Loan, and Property, and its rights hereunder are freely assignable, in whole or in part.

j. Notices:  Any notices or other communications required or permitted to be given hereunder must be given in writing and personally delivered or mailed by prepaid certified or registered mail to the addresses first set forth above.  Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the third business day after it has been put into the United States Mail with appropriate postage affixed thereon or on the day it is personally delivered as aforesaid, or, if transmitted by telecopier, on the day that such notice is transmitted as aforesaid; provided, however, that any notice sent by telecopier after 5:00 p.m. shall be deemed received on the next succeeding day.  Any party may change its address for purposes of this Agreement by giving notice of such change in writing to the other party pursuant to this provision.

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S ACCEPTANCE OF THIS AGREEMENT FROM BORROWERS.

BORROWER and LENDER agree that they shall not have a remedy of punitive or exemplary damages against the other and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION By:______________________________ Mark Dawson, As a Senior Vice President	TECHNOLOGY RESEARCH CORPORATION, A Florida Corporation By: _______________________________ Owen Farren, As its President